                                                                    Exhibit 23.2


We hereby consent to the use of our audit report dated December 27, 1996, relating to the 1995 and 1994 financial statements of R & A Property, Ltd. and to our compilation reports dated January 24, 1997, relating to the financial statements of R & A Property, Ltd., a of September 30, 1996 and June 30, 1996, an for the three months and nine months ended September 30, 1996, and for the year ended June 30, 1996, respectively, all of which are contained in Eastern Environmental Services, Inc.'s current report on Form 8-K dated December 10, 1996 (as amended on Form 8-K/A filed February 11, 1997), both filed with the Securities and Exchange Commission.

Additionally, we also consent to the incorporation by reference of the above mentioned reports in the Registration Statement on Form S-8 (Registration No. 33-25155, filed on October 24, 1988), the Registration Statement on Form S-8 (Post-Effective Amendment No. 2 to Registration No. 33-21251, filed on May 4,
1990), the Registration Statement on Form S-8 (Registration No. 33-37374, filed on October 18, 1990), the Registration on Form S-8 (Registration No. 33-45250, filed on January 27, 1992) and the Registration Statement on Form S-3 (Registration No. 333-00283, filed on February 14, 1996) of Eastern Environmental Services, Inc.


                                                        /s/ Boyer & Ritter, CPAs
                                                        ------------------------


Chambersburg, Pennsylvania
Date: June 3, 1997